For more information, contact:
Novatel Wireless	The Blueshirt Group, Investor Relations
Marcy Graham	Chris Danne, Mike Bishop
Director, Investor Relations	(415) 217-7722
(858) 320-8837	chris@blueshirtgroup.com
ir@nvtl.com	mike@blueshirtgroup.com

FOR IMMEDIATE RELEASE

NOVATEL WIRELESS REPORTS STRONG SECOND QUARTER FINANCIAL RESULTS

Revenue Grows 113% Year Over Year, Gross Margins Increase As Company Raises 2007 Guidance

SAN DIEGO, CA—August 6, 2007—Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the second quarter ended June 30, 2007.

Revenue for the second quarter was up 113% to $97.4 million compared to revenue of $45.7 million reported in the same period last year. Second quarter GAAP net income was $8.0 million, or $0.25 per diluted share. This compares to GAAP net income of $95,000, or $0.00 per diluted share in the prior year period. 2007 second quarter GAAP results include approximately $1.8 million of non-cash share-based compensation, or $0.06 per diluted share, net of taxes. Excluding the effect of these charges, non-GAAP net income was $9.8 million or $0.31 per diluted share for the second quarter of 2007.

“Results for the second quarter 2007 continued to demonstrate that Novatel Wireless is executing ahead of plan and capitalizing on the growing worldwide demand for 3G wireless broadband access solutions,” commented Brad Weinert, president of Novatel Wireless. “Demand is strong across a wide range of products including Ovation USB devices, Merlin PC and Express cards, and Expedite embedded modems. Adoption of USB wireless modems has been a primary growth driver with over $85 million in sales in the nine months since its introduction. In the second half, we will introduce a number of exciting new products, including our next generation USB devices, in both the U.S. and

Novatel Wireless Reports Strong Second Quarter Financial Results	2

Europe. At the same time, we are investing in R&D efforts in a number of key areas, ranging from new software products to new technologies.”

“Our business continues to show substantial improvement, with second quarter non-GAAP net income nearly doubling that of the full-year in 2006,” added Mr. Weinert. “Based on the strength of our current demand and backlog, we are increasing our outlook for the year to between $415 million and $425 million in revenue and non-GAAP EPS in the range of $1.25 to $1.30. This compares to previous guidance of $380 to $390 million in revenue and non-GAAP EPS of $1.00 to $1.05, an upward revision of over 20% to annual EPS guidance overall.”

Q3 and 2007 Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release for a description of risks. Please see the Company’s quarterly and annual reports on file with the Securities and Exchange Commission (SEC) for a more detailed description of risk factors.

The following is a summary of the Company’s financial guidance for the third quarter of 2007 and the year ending December 31, 2007. These estimates are based on the Company’s current business outlook as of the date of this press release. Non-GAAP earnings per diluted share are based on a projected tax rate of 35% and exclude FAS 123R share-based compensation expenses.

	Third Quarter	Fiscal Year
	2007	2007
Revenue (in millions)	$100.0	$415.0 – 425.0

GAAP Earnings Per Share, Diluted	$0.23	$1.05 – 1.10

Adjustment:
Stock-based compensation expense, net of income taxes	$0.04	$0.20

Non-GAAP Earnings Per Share, Diluted	$0.27	$1.25 – 1.30

Novatel Wireless Reports Strong Second Quarter Financial Results	3

Conference Call

The Company will host a conference call today to discuss its quarterly and full year results beginning at 4:30 p.m. ET. The conference call will be webcast live on the Novatel Wireless website at www.novatelwireless.com, under the “Investor Relations” section. Following the live webcast, a telephonic replay will be available approximately two hours after the call. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11093475. International parties should call 303-590-3000 and enter passcode 11093475. An archived version will be also available on the Novatel Wireless website.

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The Company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ MerlinTM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink™Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and Conversa™ Software Suite enable high-speed wireless access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. Forward-looking statements, including without limitation, the information above under “Q3 and 2007 Outlook”, involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include, without limitation, (1) the future demand for wireless broadband access to data, (2) the future growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies, (4) continued acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings in 2007, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments, (10) dependence on a small number of customers, (11) the effect of changes in accounting standards and in aspects of our critical accounting policies and

Novatel Wireless Reports Strong Second Quarter Financial Results	4

(12) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors detailed from time to time in the Company’s SEC reports and filings (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Note Regarding Use of Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP diluted earnings per share. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Novatel Wireless’s ongoing operational performance. Novatel Wireless believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude FAS 123R share-based compensation expense.

The Company continues to evaluate the factors that might impact 2007 diluted GAAP EPS, which consist primarily of FAS 123R share-based compensation expenses and accruals for income tax expense. The FAS 123R share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact the Company’s deferred tax assets are expected to vary from period to period, also making diluted GAAP EPS difficult to estimate.

©2007 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Novatel Wireless Reports Strong Second Quarter Financial Results	5

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	As of
	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$51,598	$34,612
Marketable securities	59,949	48,071
Accounts receivable, net	41,056	47,774
Inventories	29,543	25,662
Deferred tax assets, net	5,931	5,931
Prepaid expenses and other	3,863	3,344

Total current assets	191,940	165,394
Property and equipment, net	22,845	15,501
Marketable securities	7,655	1,479
Intangible assets, net	1,776	2,411
Deferred tax assets, net	8,452	6,630
Other assets	238	230

	$232,906	$191,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,945	$39,346
Accrued expenses	27,363	18,063

Total current liabilities	54,308	57,409
Capital lease obligations, long-term	374	—

Total liabilities	54,682	57,409

Stockholders’ equity:
Common stock	32	30
Additional paid-in capital	382,023	356,138
Accumulated other comprehensive loss	3	(31)
Accumulated deficit	(203,834)	(221,901)

Total stockholders’ equity	178,224	134,236

	$232,906	$191,645

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue	$97,427	$45,654	$207,275	$85,813
Cost of revenue	66,808	34,107	142,662	65,386

Gross margin	30,619	11,547	64,613	20,427

Operating costs and expenses:
Research and development	9,936	7,108	18,919	13,835
Sales and marketing	5,333	3,466	10,692	6,195
General and administrative	4,224	3,989	8,611	7,730

Total operating costs and expenses	19,493	14,563	38,222	27,760

Operating income (loss)	11,126	(3,016)	26,391	(7,333)

Other income (expense):
Interest income and expense, net	1,213	547	2,242	1,166
Other income (expense), net	173	964	374	1,531

Income (loss) before income taxes	12,512	(1,505)	29,007	(4,636)
Provision (benefit) for income taxes	4,551	(1,600)	10,940	(3,385)

Net income (loss)	$7,961	$95	$18,067	$(1,251)

Per share data:
Net income (loss) per share:
Basic	$0.26	$0.00	$0.59	$(0.04)
Diluted	$0.25	$0.00	$0.59	$(0.04)

Weighted average shares used in computation of Net income (loss) per share:
Basic	30,826	29,547	30,374	29,461
Diluted	31,270	30,233	30,539	29,461

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